GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

                             Report to Members
                         For the Fiscal Year Ended
                             December 31, 2005

           GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

                             Report to Members
                         For the Fiscal Year Ended
                             December 31, 2005



                             TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM .......................3

STATEMENT OF ASSETS, LIABILITIES AND MEMBER'S CAPITAL .........................4

NOTES TO FINANCIAL STATEMENTS..................................................5

OTHER..........................................................................8

          Report of Independent Registered Public Accounting Firm
          -------------------------------------------------------


To the Shareholders and Board of Directors of Goldman Sachs Hedge Fund Partners Registered Fund, LLC

We have audited the accompanying statement of assets, liabilities and member's capital of Goldman Sachs Hedge Fund Partners Registered Fund, LLC (the "Fund") as of December 31, 2005. This statement of assets, liabilities and member's capital is the responsibility of the Fund's management. Our responsibility is to express an opinion on this statement of assets, liabilities and member's capital based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of assets, liabilities and member's capital referred to above presents fairly, in all material respects, the financial position of Goldman Sachs Hedge Fund Partners Registered Fund, LLC at December 31, 2005, in conformity with U.S. generally accepted accounting principles.




                                             ERNST & YOUNG LLP



New York, New York
February 28, 2006

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

STATEMENT OF ASSETS, LIABILITIES AND MEMBER'S CAPITAL - DECEMBER 31, 2005




ASSETS
Investment in the Master Fund                                $        100,000
Deferred offering costs                                               187,000
                                                            ------------------

TOTAL ASSETS                                                          287,000


LIABILITIES
Payable for deferred offering costs                                   187,000
                                                            ------------------

NET ASSETS - MEMBER'S CAPITAL
   1,000 units outstanding; 5,000,000 units authorized
   $100.00 NAV per unit                                      $        100,000
                                                            ==================


Capital contribution                                         $        100,000
                                                            ------------------


Net Assets - Member's Capital                                $        100,000
                                                            ==================






 The accompanying notes are an integral part of the financials statements.

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

NOTES TO FINANCIAL STATEMENTS - DECEMBER 31, 2005


NOTE 1.  Organization


Goldman Sachs Hedge Fund Partners Registered Fund, LLC (the "Fund") was organized as a Delaware limited liability company on May 19, 2003. The Fund is registered as a non-diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund has had no operations through December 31, 2005 other than those related to organizational matters and the sale and issuance of $100,000 of limited liability company units ("Interests") of the Fund to The Goldman Sachs Group Inc., the parent of Goldman Sachs Hedge Fund Strategies LLC (the "Adviser").

The Fund's investment objective is to target attractive long-term risk-adjusted absolute returns with lower volatility than, and minimal correlation to, the broad equity markets by investing substantially all of its assets in the Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund"). Pursuant to an investment advisory agreement between the Master Fund and the Adviser, the Adviser will be responsible for developing, implementing and supervising the Master Fund's investment program. The Master Fund intends to pursue its investment objective by investing primarily in a portfolio of privately placed investment vehicles ("Investment Funds"), managed by portfolio managers or management teams ("Investment Managers") that utilize investment strategies within or related to one or more of the following four hedge fund sectors: equity long/short, event driven, relative value and tactical trading. The Adviser may allocate the Master Fund's assets among the four hedge fund sectors in a manner consistent with the Master Fund's investment objective. In order to determine such allocation, the Adviser intends to periodically establish a model allocation among the four hedge fund sectors that, if made, would result in each sector contributing a roughly equivalent amount to the expected portfolio risk of the Master Fund. The Adviser intends to utilize this model allocation as a benchmark and to allocate the Master Fund's assets to the Investment Funds in a manner roughly consistent with such benchmark or, in its sole discretion, to make strategic allocations to Investment Funds which utilize strategies within particular hedge fund sectors when it believes that market conditions or other factors merit an overweighting or underweighting to one or more of the hedge fund sectors.

Goldman, Sachs & Co., an affiliate of the Adviser, acts as the distributor ("Distributor") of the Fund's Interests on a best-efforts basis, subject to various conditions. The Interests are being offered through the Distributor and may also be offered through other brokers or dealers that have entered into selling agreements with the Distributor. Investments in the Fund may be subject to a sales charge of up to 3.00% by the Distributor.

Interests will be sold only to investors meeting all qualifications for investment in the Fund. The Distributor expects to deliver Interests purchased in the initial offering on or about September 1, 2006, or such earlier or later date as the Distributor may determine (the "Initial Closing Date").

The performance of the Fund will be directly affected by the performance of the Master Fund. Attached is the financial statement of the Master Fund, which is an integral part of this financial statement.


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES


The Fund's financial statement is prepared in conformity with U.S. generally accepted accounting principles, which may require the use of management estimates and assumptions. Actual results could differ from those estimates.

No provision for organizational costs has been made, as the Adviser has agreed to pay these costs directly. Additionally, $18,500 in audit and tax related expenses was borne and paid by the Adviser during the year.

Subject to the terms of the Expense Limitation Agreement (see NOTE 3), the Fund's expenses incurred and to be incurred in connection with the initial offering of Interests will be amortized by the Fund over the 12-month period beginning on the Initial Closing Date.

No accrual for the payment of Federal, state or local income taxes has been provided. Each Member is individually required to report on its own tax return its distributive share of the Fund's taxable income or loss.


NOTE 3.  Investor Servicing Fee and Other Fees


The Fund has entered into an agreement with the Adviser, whereby the Adviser provides certain investor services and account maintenance services to members of the Fund. The Fund will pay the Adviser a monthly investor service fee equal to one twelfth of 0.50% of the Fund's net assets as of each month-end (the "Investor Service Fee"), subject to certain adjustments.

The Fund will pay SEI Investments Global Funds Services (the "Administrator") a monthly administration fee equal to one twelfth of 0.005% of the Fund's net assets (prior to reduction for any Investor Service Fee), as well as one twelfth of $25,000 as of each month end (collectively, the "Administration Fee"). The Fund will also reimburse the Administrator for certain out-of-pocket expenses. The Administrator provides various administration, fund accounting, investor accounting, taxation and transfer agent services to the Fund.

The Adviser has entered into an Expense Limitation Agreement with the Fund pursuant to which the Adviser has agreed to waive and/or reimburse the Fund's expenses, to the extent necessary so that the Fund's total expenses, including the Investor Servicing Fee, (as defined) during the 12-month period beginning on the Initial Closing Date do not exceed 0.75% of the average of the net assets of the Fund as of each month-end during such 12-month period. The Adviser does not expect to waive or reimburse Fund expenses with respect to any subsequent periods.

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

MANAGERS AND OFFICERS (UNAUDITED)


The identity of the Managers and executive officers of Goldman Sachs Hedge Fund Partners Registered Fund, LLC and brief biographical information regarding each Manager and officer during the past five years is set forth below.

----------------------------------------------------------------------------------------------------------------------------
  Name, Age, and Address(1)    Position(s)     Term of       Principal Occupation(s)        Number of            Other
                                Held with     Office and         during the Past          Portfolios in      Directorships
                                Fund and      Length of              5 Years               Fund Complex         Held by
                               Master Fund  Time Served(2)                                 Overseen by        Manager(4)
                                                                                            Manager(3)
----------------------------------------------------------------------------------------------------------------------------
Independent Managers
----------------------------------------------------------------------------------------------------------------------------
Ashok Bakhru                   Manager       June 9, 2004   President, ABN Associates           74               None
Age:  63                       of the Fund    - present     (July 1994-March 1996 and
                                                            November 1998-Present);
                               Manager       March 24,      Executive Vice President
                               of the          2005         - Finance and
                               Master Fund   - present      Administration and Chief
                                                            Financial Officer, Coty
                                                            Inc. (manufacturer of
                                                            fragrances and cosmetics)
                                                            (April 1996-November
                                                            1998); Director of
                                                            Arkwright Mutual
                                                            Insurance Company
                                                            (1984-1999); Trustee of
                                                            International House of
                                                            Philadelphia (program
                                                            center and residential
                                                            community for students
                                                            and professional trainees
                                                            from the United States
                                                            and foreign countries)
                                                            (1989-2004); Trustee of
                                                            the Walnut Street Theater
                                                            (1992-2004); Trustee,
                                                            Scholarship America
                                                            (1998-2005); Trustee,
                                                            Institute for Higher
                                                            Education Policy (2003 -
                                                            present); Director,
                                                            Private Equity
                                                            Investors-III and IV
                                                            (November 1998-Present),
                                                            and Equity-Limited
                                                            Investors II (April
                                                            2002-Present); and
                                                            Chairman, Lenders Service
                                                            Inc. (provider of
                                                            mortgage lending
                                                            services) (2000-2003).

                                                            Chairman of the
                                                            Board and
                                                            Trustee -
                                                            Goldman Sachs
                                                            Mutual Fund
                                                            Complex
                                                            (registered
                                                            investment
                                                            companies).

John P. Coblentz, Jr.          Manager       June 9, 2004   Partner, Deloitte &                 74               None
Age:  64                       of the Fund    - present     Touche LLP (June 1975 -
                                                            May 2003).

                               Manager        March 24,     Trustee - Goldman Sachs
                               of the            2005       Mutual Fund
                               Master Fund    - present     Complex
                                                            (registered
                                                            investment
                                                            companies).

Patrick T. Harker              Manager       June 9, 2004   Dean and Reliance                   74               None
Age:  47                       of the Fund    - present     Professor of Operations
                                                            and Information
                                                            Management, The Wharton
                               Manager       March 24,      School, University of
                               of the          2005         Pennsylvania (February
                               Master Fund   - present      2000-Present); Interim
                                                            and Deputy Dean, The
                                                            Wharton School,
                                                            University of
                                                            Pennsylvania (July
                                                            1999-Present); and
                                                            Professor and Chairman of
                                                            Department of Operations
                                                            and Information
                                                            Management, The Wharton
                                                            School, University of
                                                            Pennsylvania (July
                                                            1997-August 2000).

                                                            Trustee -
                                                            Goldman Sachs
                                                            Mutual Fund
                                                            Complex
                                                            (registered
                                                            investment
                                                            companies).

Mary Patterson McPherson       Manager      June 9, 2004    Vice President, The                 74               None
Age:  70                       of the Fund    - present     Andrew W. Mellon
                                                            Foundation (provider of
                                                            grants for conservation,
                                                            environmental and
                               Manager of    March 24,      educational purposes)
                               the Master      2005         (October 1997-Present);
                               Fund          - present      Director, Smith College
                                                            (1998-Present); Director,
                                                            Josiah Macy, Jr.
                                                            Foundation (health
                                                            educational programs)
                                                            (1977-Present); Director,
                                                            Philadelphia
                                                            Contributionship
                                                            (insurance)
                                                            (1985-Present); Director
                                                            Emeritus, Amherst College
                                                            (1986-1998); Director,
                                                            The Spencer Foundation
                                                            (educational research)
                                                            (1993-February 2003);
                                                            member of PNC Advisory
                                                            Board (banking)
                                                            (1993-1998); Director,
                                                            American School of
                                                            Classical Studies in
                                                            Athens (1997-Present) and
                                                            trustee, Emeriti
                                                            Retirement Health
                                                            Solutions
                                                            (post-retirement medical
                                                            insurance program for
                                                            not-for-profit
                                                            institution) (since 2005).

                                                            Trustee -
                                                            Goldman Sachs
                                                            Mutual Fund
                                                            Complex
                                                            (registered
                                                            investment
                                                            companies).

Wilma J. Smelcer               Manager      June 9, 2004    Chairman, Bank of                   74               None
Age:  56                       of the Fund    - present     America, Illinois
                                                            (banking)
                                                            (1998-January
                                                            2001); and
                                                            Governor,

                               Manager        March 24,     Board of Governors,
                               of the            2005       Chicago Stock Exchange
                               Master Fund    - present     (national
                                                            securities
                                                            exchange)
                                                            (April
                                                            2001-April
                                                            2004).

                                                            Trustee -
                                                            Goldman Sachs
                                                            Mutual Fund
                                                            Complex
                                                            (registered
                                                            investment
                                                            companies).

Richard P. Strubel             Manager      June 9, 2004    Vice Chairman and                   74          Gildan
Age:  66                       of the Fund   - present      Director Cardean Learning                       Activewear
                                                            Group (formerly, Unext,                         Inc. (clothing
                                                            Inc.)  (provider of                             marketing and
                               Manager        March 24,     educational services via                        manufacturing
                               of the           2005        the internet)                                   company);
                               Master Fund    - present     (2003-Present),                                 Carden Lewis
                                                            President, COO and                              Group
                                                            Director Cardean Learning                       (provider of
                                                            Group (formerly, Unext,                         educational
                                                            Inc.) (1999-2003);                              services via
                                                            Director, Cantilever                            the internet);
                                                            Technologies, Inc. (a                           Northern
                                                            private software company)                       Mutual Fund
                                                            (1999-2005); Trustee, The                       Complex (53
                                                            University of Chicago                           Portfolios).
                                                            (1987-Present); and
                                                            Managing Director, Tandem
                                                            Partners, Inc.
                                                            (management services
                                                            firm) (1990-1999).

                                                            Trustee -
                                                            Goldman Sachs
                                                            Mutual Fund
                                                            Complex
                                                            (registered
                                                            investment
                                                            companies).
----------------------------------------------------------------------------------------------------------------------------
Managers Who Are "Interested
Persons"*
----------------------------------------------------------------------------------------------------------------------------
Kent A. Clark                  Manager       June 9, 2004   Managing Director,                  2                None
Age:  41                       of the Fund    - present     Goldman Sachs, (1998 -
                                                            present); Chief
                                                            Investment Officer,
                               Manager of    March 24,      Goldman Sachs Hedge Fund
                               the Master      2005         Strategies LLC (October
                                  Fund       - present      2000 - present); Director
                                                            and Managing Director,
                                                            Goldman Sachs Hedge Fund
                                                            Strategies LLC (2000 -
                                                            present); Portfolio
                                                            Manager, GSAM
                                                            Quantitative Equities
                                                            (July 1992 - September
                                                            2000).

                                                            Member of Board
                                                            of Directors of
                                                            the Managed
                                                            Funds
                                                            Association
                                                            (2002 -
                                                            present).

Alan A. Shuch                  Manager       June 9, 2004   Advisory Director - GSAM            74          None
Age:  56                       of the         - present     (May 1999-Present);
                               Fund                         Consultant to GSAM
                                                            (December 1994 - May
                                                            1999); and Limited
                               Manager       March 24,      Partner, Goldman Sachs
                               of the          2005         (December 1994 - May
                               Master Fund   - present      1999).

                                                            Trustee -
                                                            Goldman Sachs
                                                            Mutual Fund
                                                            Complex
                                                            (registered
                                                            investment
                                                            companies).
----------------------------------------------------------------------------------------------------------------------------

* These persons are considered to be "interested persons" because they hold positions with Goldman Sachs Hedge Fund Strategies LLC (the "Adviser") or one of its affiliates. Each Interested Manager holds comparable positions with certain other entities of which the Adviser or an affiliate thereof is the investment adviser, administrator and/or distributor.

(1) Each Manager may be contacted by writing to the Manager, c/o Goldman, Sachs & Co., One New York Plaza, New York, NY 10004, Attn: Howard B. Surloff.

(2) Each Manager holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Manager resigns or is removed by the Board of Managers or members of the applicable fund, in accordance with such fund's limited liability company agreement; (c) the date the Manager shall otherwise cease to be a Manager in accordance with the limited liability company agreement of the applicable fund; or (d) the date the applicable fund terminates.

(3) The Fund Complex currently consists of the Fund, the Master Fund, Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust. As of December 31, 2005, Goldman Sachs Trust consisted of 61 portfolios and Goldman Sachs Variable Insurance Trust consisted of 11 portfolios.

(4) This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended, or other investment companies registered under such Act. Each of the Independent Managers is also a member of the Board of Trustees of Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust.


                                  Officers
--------------------------------------------------------------------------------------------------------------------
 Name, Age, and Address     Positions Held     Term of Office and       Principal Occupation(s) during the Past
                             with Fund and       Length of Time                         5 Years
                              Master Fund            Served
--------------------------------------------------------------------------------------------------------------------
George H. Walker               President         June 9, 2004 -     Managing Director, Goldman Sachs (November
32 Old Slip                   of the Fund           present         1998 - present); President, Goldman Sachs
19th Floor                                                          Hedge Fund Strategies LLC (November 2002 -
New York, NY 10005          Chief Executive     April 29, 2003 -    present); Managing Director, Goldman Sachs
Age:  36                        Officer             present         Hedge Fund Strategies LLC (November 2001 -
                              of the Fund                           present); Director, Goldman Sachs Hedge Fund
                                                                    Strategies LLC (June 2001 - present).
                             President and    February 22, 2005 -
                            Chief Executive         present
                            Officer of the
                              Master Fund


Kent A. Clark               Vice President       June 9, 2004 -     Managing Director, Goldman Sachs, (1998 -
32 Old Slip                   of the Fund           present         present); Chief Investment Officer, Goldman
19th Floor                                                          Sachs Hedge Fund Strategies LLC (October 2000
New York, NY 10005         Chief Investment     April 29, 2003 -    - present); Director and Managing Director,
Age:  41                        Officer             present         Goldman Sachs Hedge Fund Strategies LLC (2000
                              of the Fund                           -  present); Portfolio Manager, GSAM
                                                                    Quantitative Equities (July 1992 - September
                            Vice President     February 22, 2005    2000).
                               and Chief           - present
                              Investment                            Member of Board of Directors of
                             Officer of the                         the Managed Funds Association (2002 - present).
                              Master Fund


Tobin V. Levy               Vice President,      June 9, 2004 -     Director and Managing Director, Goldman Sachs
701 Mt. Lucas Road         Chief Accounting         present         (November 2000 - present); Managing Director,
Princeton, NJ 08540             Officer                             Goldman Sachs Hedge Fund Strategies LLC
Age:  62                                                            (November 2000 - present); Chief Financial
                            Chief Financial      April 29, 2003 -   Officer, Goldman Sachs Hedge Fund Strategies
                               Officer              present         LLC (May 2002 - present).
                              of the Fund

                            Vice President,    February 22, 2005
                           Chief Accounting        - present
                              Officer and
                            Chief Financial
                            Officer of the
                              Master Fund


Sheila Chatraei             Vice President      April 29, 2003 -    Vice President, Goldman Sachs (May 2000 -
701 Mt. Lucas Road            of the Fund           present         present); Vice President, Goldman Sachs Hedge
Princeton, NJ 08540                                                 Fund Strategies LLC (May 2000 - present);
Age:  45                    Vice President     February 22, 2005    Associate, Goldman Sachs (April 1997 - May
                             of the Master         - present        2000); Associate, Goldman Sachs Hedge Fund
                                 Fund                               Strategies LLC (April 1997 - May 2000).

Philip V. Giuca, Jr.        Vice President      April 29, 2003 -    Vice President, Goldman Sachs (May
180 Maiden Lane               of the Fund           present         1992-present).
40th Floor
New York, NY 10005          Vice President     February 22, 2005    Assistant Treasurer, Goldman Sachs Mutual Fund
Age:  44                     of the Master         - present        Complex (registered investment companies)
                                 Fund                               (1999 - present).


John M. Perlowski           Vice President      April 29, 2003 -    Managing Director, Goldman Sachs (November
32 Old Slip                   of the Fund           present         2003 - Present); Vice President, Goldman Sachs
31st Floor                                                          (July 1995 - November 2003).
New York, NY 10005          Vice President     February 22, 2005
Age:  41                     of the Master         - present        Treasurer, Goldman Sachs Mutual Fund Complex
                                 Fund                               (registered investment companies) (1997 -
                                                                    present).


Richard D. Chase           Treasurer of the      March 24, 2005     Vice President, Goldman Sachs (November 1994 -
180 Maiden Lane                  Fund              - present        present).
37th Floor
New York, NY 10005         Treasurer of the      March 24, 2005
Age:  44                      Master Fund          - present


Howard B. Surloff          Secretary of the      June 9, 2004 -     Managing Director, Goldman Sachs (November
One New York Plaza               Fund               present         2002 - present); Associate General Counsel,
37th Floor                                                          Goldman Sachs and General Counsel to the U.S.
New York, NY 10004         Secretary of the    February 22, 2005    Funds Group (December 1997 - present).
Age:  40                      Master Fund          - present

                                                                    Secretary,  Goldman  Sachs  Mutual Fund Complex
                                                                    (registered   investment   companies)  (2001  -
                                                                    present) and Assistant Secretary prior thereto.

David S. Plutzer               Assistant        March 29, 2005 -    Vice President and Assistant  General  Counsel,
One New York Plaza         Secretary of the         present         Goldman Sachs (October 2004  -  present);
37th Floor                       Fund                               Associate, Bryan Cave LLP (successor-in-interest
New York, NY 10004                                                  to  Robinson  Silverman Pearce  Aronsohn & Berman LLP)
Age:  31                       Assistant       February 22, 2005    (September 1999 - September 2004).
                           Secretary of the        - present
                              Master Fund


GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

APPROVAL OF ADVISORY CONTRACT (UNAUDITED)


The investment management agreement (the "Investment Management Agreement") between Goldman Sachs Hedge Fund Partners Registered Master Fund, LLC (the "Master Fund") and the Adviser was approved by the unanimous vote, cast in person, of the Master Fund Board, including each of the Independent Managers, at a meeting called for the purpose and held on March 24, 2005. In approving the Investment Management Agreement, the Master Fund Board considered information relating to the Adviser and its proposed investment management services that had been provided both prior to and at the March 24, 2005 meeting. The Master Fund Board also considered factors they believed, in light of the legal advice furnished to them by counsel and their own business judgment, to be relevant. The principal areas of review by the Master Fund Board were the nature, extent and quality of advisory services to be provided by the Adviser and the reasonableness of the fees to be charged for those services. The Master Fund Board's evaluation of the nature, extent and quality of the Adviser's services took into account the complexity of services being provided by the Adviser; the experience and qualifications of the Adviser's personnel; the capability of the Adviser to comply with the undertakings stated in the Investment Management Agreement; and the terms of the Investment Management Agreement. The Master Fund Board also reviewed the investment results of private funds managed by the Adviser. The Master Fund Board believed that the Adviser was able to provide quality services to the Master Fund.

In reviewing the reasonableness of fees, information on the services to be rendered by the Adviser to the Master Fund, the amounts to be paid by the Master Fund under the Investment Management Agreement and the Master Fund's projected expense ratio were compared to similar information for other registered investment companies that invested in Investment Funds, as well as private funds managed by the Adviser. These comparisons assisted the Master Fund Board in evaluating the reasonableness of the Investment Management Fee to be paid by the Master Fund. In addition, the Master Fund Board considered the Master Fund Expense Limitation Agreement during the 12-month period beginning on the Master Fund's initial closing date, and the other benefits to the Adviser in connection with its services to the Master Fund and the Fund (including the payment by the Fund of an investor servicing fee). The Master Fund Board also reviewed information regarding economies of scale. In this regard, the Master Fund Board considered the projected amount of assets in the Master Fund; the information provided by the Adviser relating to its estimated costs; and information comparing the fee rate charged by the Adviser (which does not include fee breakpoints) with fee rates charged by other unaffiliated investment managers to their clients. After deliberation, the Master Fund Board concluded that the Investment Management Fee to be paid by the Master Fund was reasonable.

In its consideration, the Master Fund Board paid special attention to the qualifications and experience of the Adviser's investment professionals and management; the Adviser's proposed investment strategies and processes in seeking to achieve the Master Fund's investment objective; the Adviser's internal monitoring processes and controls; the Adviser's responsiveness to the Master Fund Board's requests; and the Adviser's organizational structure.

No single factor was considered in isolation or to be determinative to the decision of the Master Fund Board to approve the Investment Management Agreement. Rather, after weighing and balancing the factors described above, and such other factors and information it considered relevant, the Master Fund Board, including each of the Independent Managers, determined that it was in the best interests of the Master Fund to approve the Investment Management Agreement, including the fees to be charged for services thereunder.

GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED FUND, LLC

OTHER INFORMATION (UNAUDITED)

A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities and information regarding how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 877-591-4656 and (II) on the Securities and Exchange Commission Web site at http://www.sec.gov.

The Fund will file its complete schedule of portfolio holdings with the Securities and Exchange Commission ("SEC") for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ending March 31, 2006 and every first and third fiscal quarter thereafter, the Fund's Form N-Q will become available on the SEC's website at http://www.sec.gov within 60 days after the Fund's first and third fiscal quarters. When available, the Fund's Forms N-Q may be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 877-591-4656.